Exhibit 99.1

Horizon Technology Finance Provides Third Quarter 2022 Portfolio Update

-	Horizon Platform Originates $106 Million of New Loans in Q3, Including $89 Million of New Loans for HRZN -
-	Horizon Platform Ends Quarter with Record Committed Backlog of $309 Million, Including $252 Million in HRZN Commitments -

Farmington, Connecticut – October 12, 2022 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“HRZN” or the “Company”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries, today provided its portfolio update for the third quarter ended September 30, 2022 and an update on the lending platform (“Horizon Platform”) of Horizon Technology Finance Management LLC (“HTFM”), its investment adviser.

“The Horizon Platform had another solid quarter of originations and portfolio growth as demand for venture debt solutions remained strong,” said Gerald A. Michaud, President of HRZN and HTFM. “In the quarter, the Horizon Platform funded $106 million of loans including $89 million of loans for HRZN. Further, the Horizon Platform’s committed backlog grew to a record $309 million of debt investments, including $252 million in HRZN commitments – further validation of the power of the Horizon brand. HRZN also received $22 million in loan prepayments during the quarter, providing additional and accelerated income through prepayment fees and end-of-term payments. Despite the macro environment, venture debt demand continues to be robust, and the Horizon Platform and HRZN remain well positioned to deliver smart growth and additional value to HRZN’s shareholders.”

Third Quarter 2022 Portfolio Update

Originations

During the third quarter of 2022, a total of $105.5 million of loans funded through the Horizon Platform, including seven loans totaling $88.5 million funded by HRZN as follows:

●	$30.0 million to a new portfolio company, Kodiak Robotics, Inc., a developer of self-driving long-haul trucks designed to make the freight industry safer and more efficient.
●	$20.0 million to a new portfolio company, a developer of space simulation and analytics solutions for collision avoidance of satellites and other assets.
●	$17.5 million to a new portfolio company, a clinical-stage company focused on cancer immunotherapies and infectious disease vaccines.
●	$14.0 million to a new portfolio company, a provider of a global platform for biopharma and medtech regulated digital health solutions.
●	$2.5 million to a new portfolio company, a provider of a returns technology platform for retailers and brands.
●	$2.5 million to an existing portfolio company, Sonex Health, Inc., a developer of technology, education and training programs for ultrasound guided procedures.
●	$2.0 million to an existing portfolio company, Branded Online, Inc. (dba Nogin), a company offering commerce-as-a-service to consumer and lifestyle brands.

Liquidity Events

HRZN experienced liquidity events from five portfolio companies in the third quarter of 2022, including principal prepayments of $22.0 million, compared to $56.8 million of principal prepayments during the second quarter of 2022:

●

In July, the Company agreed to release its liens on the assets of MLogix (MABC), LLC, successor in interest to MacuLogix, Inc., in connection with the sale of the assets of MABC to LumiThera, Inc. In exchange for such release, HRZN received cash of $0.6 million, common stock of the acquirer, as well as the potential for future cash royalty payments from the sale of goods and services related to the sold assets.

●

In August, Branded Online, Inc. (dba Nogin) was merged into Software Acquisition Group Inc. III (NASDAQ: NOGN) and prepaid its outstanding principal balance of $14.5 million on its venture loans, plus interest, end-of-term payments and prepayment fees. HRZN exercised its warrants in connection with the merger and now holds shares in NOGN.

●	In August, HRZN received $0.1 million in proceeds from Xyra, LLC in connection with an earlier sale of certain assets of a subsidiary of HRZN to Xyra.
●	In August, HRZN sold its equity investment in Zeta Global Holdings Corp. (NYSE: ZETA) for gross proceeds of $0.1 million.
●

In September, E La Carte, Inc. dba Presto merged with Ventoux CCM Acquisition Corp. (NASDAQ: PRST) and prepaid its outstanding principal balance of $7.5 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in PRST.

Principal Payments Received

During the third quarter of 2022, HRZN received regularly scheduled principal payments on investments totaling $4.5 million, compared to regularly scheduled principal payments totaling $4.0 million during the second quarter of 2022.

Commitments

During the quarter ended September 30, 2022, HRZN closed new loan commitments totaling $156.0 million to eight companies, compared to new loan commitments of $203.4 million to 10 companies in the second quarter of 2022. HTFM’s other managed funds, during the quarter, closed new loan commitments totaling $31.0 million of unfunded loan approvals and commitments.

Pipeline and Term Sheets

As of September 30, 2022, HRZN’s unfunded loan approvals and commitments (“Committed Backlog”) were $252.0 million to 26 companies. This compares to a Committed Backlog of $220.5 million to 23 companies as of June 30, 2022. HRZN’s portfolio companies have discretion whether to draw down such commitments and the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing. Accordingly, there is no assurance that any or all of these transactions will be funded by HRZN. HTFM’s other managed funds ended the quarter with a total of $57.0 million of unfunded loan approvals and commitments.

During the quarter, HTFM received signed term sheets that are in the approval process, which may result in the Horizon Platform providing up to an aggregate of $60.0 million of new debt investments. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with HTFM’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or funded by HRZN.

Warrant and Equity Portfolio

As of September 30, 2022, HRZN held a portfolio of warrant and equity positions in 93 portfolio companies, including 77 private companies, which provides the potential for future additional returns to HRZN’s shareholders.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN) is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio's return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located in Austin, Texas, Chicago, Illinois, Reston, Virginia and Portland, Maine. To learn more, please visit horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Horizon’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(860) 284-6450

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819